Exhibit 99.1

Nukkleus Inc. Announces Closing of SC II, its Corporate-Sponsored SPAC

NEW YORK, NY; November 28, 2025 – Nukkleus, Inc. (NASDAQ:NUKK) (“Nukkleus” or the “Company”), a strategic acquirer and developer of high-potential businesses in the aerospace and defense (A&D) industry, today announced the closing of the previously announced initial public offering of the newly formed special purpose acquisition company, SC II Acquisition Corp. (“SC II”), for which the Company is the majority owner of SC II’s sponsor.

SC II raised gross proceeds of $172.5 million in the initial public offering through the sale of its units, including exercise in full by the underwriters of an option to purchase up to an additional $22.5 million of units to cover over-allotments, at an offering price of $10.00 per unit. Each unit consists of one Class A ordinary share and one right to receive one fifth (1/5) of a Class A ordinary share upon the consummation of an initial business combination. SC II units are listed on the Nasdaq Global Market under the symbol “SCIIU.”

SC Capital II Sponsor LLC, a Delaware limited liability company and indirect subsidiary of the Company (the “Sponsor”), in which the Company holds a majority interest, is acting as the sponsor of SC II. Simultaneously with the closing of the initial public offering, pursuant to a Sponsor Private Placement Units Purchase Agreement, dated November 25, 2025, by and between SC II and the Sponsor, the Sponsor acquired 255,000 Units (the “Sponsor Units”) at a price of $10.00 per Sponsor Unit. Menachem Shalom, Chief Executive Officer of Nukkleus, serves as the Chief Executive Officer of SC II.

D. Boral Capital LLC acted as the sole book-running manager for the initial public offering.

Additional Information About the Initial Public Offering and Where to Find It

A registration statement relating to the SC II initial public offering became effective on November 25, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the SC II securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The SC II initial public offering was made only by means of a prospectus. Copies of the prospectus relating to the offering may be obtained from D. Boral Capital LLC: Attn: 590 Madison Avenue 39th Floor, New York, NY 10022, or by email at info@dboralcapital.com , or by telephone at (212) 970-5150, or from the U.S. Securities and Exchange Commission’s website at www.sec.gov.

About Nukkleus Inc.

Nukkleus Inc. (NASDAQ: NUKK) focuses on acquiring and scaling mission-critical suppliers across the defense, aerospace, and advanced manufacturing sectors. Nukkleus targets Tier 2 and Tier 3 companies that form the industrial backbone of national security infrastructure in the U.S., Israel and Europe. Through its proprietary capital model, Nukkleus integrates operational capabilities, financial discipline, and long-term vision to modernize and expand strategic suppliers, supporting dual-use innovation and resilient supply chains.

The Company’s portfolio approach combines organic growth with disciplined M&A, enabling transformational scale and positioning Nukkleus at the core of 21st-century defense industrial strategy.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the prospects of completing a future business combination. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by law, the Company and SC II undertake no obligation to update or revise any forward-looking statements.

For more information, please contact:

Investor Relations Contacts (US)

The Equity Group Inc.

Lena Cati
Tel: +1 212 836-9611

lcati@theequitygroup.com

Val Ferraro

Tel: +1 212 836-9612

vferraro@theequitygroup.com